Exhibit 10.5

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIRD Amendment to collaboration AND LICENSE AGREEMENT

This Third Amendment to Collaboration and License Agreement (this “Amendment”) is entered into as of July 7, 2022 (the “Amendment Date”) by and between Genzyme Corporation, a Massachusetts corporation (“Sanofi”), and Nurix Therapeutics, Inc., a Delaware corporation (“Nurix”).  Sanofi and Nurix are each referred to herein by name or, individually, as a “Party” or, collectively, as the “Parties.”

Recitals

WHEREAS the Parties entered into that certain Collaboration and License Agreement (as amended by the Amendments, the “Agreement”), dated December 19, 2019, that certain First Amendment to Collaboration and License Agreement, dated January 6, 2021 (the “First Amendment”), and that certain Second Amendment to Collaboration and License Agreement, dated December 16, 2021 (the “Second Amendment” and, together with the First Amendment, the “Amendments”); and

WHEREAS the Parties wish to amend the Agreement to modify certain terms and conditions thereof as further described herein.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, in accordance with Section 18.5 of the Agreement, the Parties agree as follows:

1.Defined Terms.  As used in this Amendment, capitalized terms, whether used in the singular or plural form, that are capitalized but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.Amendments.

(a)Section 2.2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.2.3Collaboration Target Substitution Right.  On a Collaboration Target-by-Collaboration Target basis, during the period of time beginning on the first day of the Collaboration Target Research Term for such Collaboration Target and [*] (such time period the “Collaboration Target Substitution Period”), Sanofi shall have the right, for any reason and at no cost to Sanofi, to substitute such Collaboration Target (a) for a Reserved Target upon delivery of written notice to Nurix’s Alliance Manager prior to the expiration of the applicable Collaboration Target Substitution Period, or (b) subject to Section 2.4 (Proposed Targets), for an Available Target (collectively, the “Collaboration Target Substitution Right”) (each such Collaboration Target that is replaced by a Reserved Target or Available Target thereafter a “Replaced Collaboration Target” and each such new Collaboration Target that is substituted for the Replaced Collaboration Target, a “Substituted Collaboration Target”), provided, however, that (x) there will in no event be more than five (5) Collaboration Targets in total under this Agreement at any time during the Research Term, (y) at any given time during the Research Term, there will be no more than five (5) Research Programs with Collaboration Targets then ongoing, and (z) Sanofi shall only have the right to exercise its Collaboration Target Substitution Right [*] per Collaboration Target for [*], after which Sanofi shall no longer have the right to exercise its Collaboration Target Substitution Right.

3.Miscellaneous.

(a)No Other Amendments.  This Amendment shall be deemed to be a part of and incorporated into the Agreement.  In the event of a conflict between this Amendment and the Agreement, this Amendment shall control.  For clarity, except as expressly set forth in this Amendment, all of the terms and conditions of the Agreement, including without limitation, the terms of Section 1.44 (Collaboration Target Research Term) and Section 1.193 (Research Term), shall remain unchanged and are ratified and confirmed in all respects and remain in full force and effect.

(b)Entire Agreement.  This Amendment, together with the Agreement and any exhibits or attachments thereto, contains the entire agreement by the Parties with respect to the subject matter hereof, and any reference to the Agreement shall refer to the Agreement, as amended by this Amendment.

(c)Counterparts.  This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document.  All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.  Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No Party will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

(d)Choice of Law.  This Amendment and any Dispute arising from the performance or breach hereof will be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to any choice of law rules.

[Signature Page Follows]

In Witness Whereof, and intending to be legally bound hereby, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the Amendment Date.

nurix therapeutics, Inc. By:/s/ Christine Ring Name: Christine Ring Title: General Counsel	genzyme corporation By: /s/ Monsif Bouaboula Name: Monsif Bouaboula Title: Group Head